Exhibit 2.n.(iii)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form N-2 of our report date May 19, 1998, on our audit of the statement of assets and liabilities of CVS Automatic Common Exchange Security Trust. We also consent to the reference to our firm under the caption "Experts."

                                                  /s/ Coopers & Lybrand L.L.P.


New York, New York
May 21, 1998